Lumentum Holdings Inc.

Conflict Minerals Report

For the Calendar Year Ended December 31, 2025

Introduction

Lumentum Holdings Inc. (“we”, “our”, “Lumentum” or the “Company”) is an industry-leading provider of optical and photonic products defined by revenue and market share essential to a range of cloud, artificial intelligence and machine learning (“AI/ML”), telecommunications, consumer, and industrial end-market applications.

Prior to July 2025, we operated in two end-market focused reportable segments, Cloud & Networking and Industrial Tech. Our Cloud & Networking products included a comprehensive portfolio of optical and photonic components, modules, and subsystems supplied to cloud and communications network operators and network equipment manufacturers building cloud data center infrastructure, including products for AI/ML and data center interconnect (“DCI”) applications, and communications service provider networks, including products for access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) network infrastructure. Our Cloud & Networking products also supported network equipment manufacturers building enterprise network infrastructure. Demand for our Cloud & Networking products was driven by the rapid growth in cloud and network capacity required for expanding cloud computing and services, including for AI/ML, streaming video and video conferencing, gaming, wireless and mobile devices, and internet of things. Our Industrial Tech products included solid-state lasers, kilowatt-class fiber lasers, diode lasers, ultrafast lasers, and gas lasers, which address applications in numerous end-markets. In the industrial manufacturing end-market, our lasers are incorporated into our customers’ manufacturing machine tools used for the precision processing of materials in a range of industries including semiconductor device and microelectronics fabrication, electric vehicle and battery production, metal cutting and welding, and advanced manufacturing. Our lasers also address certain semiconductor inspection and life-science applications. Our products can also be used in the industrial end-market in imaging and sensing systems for process feedback and control, quality assurance, and waste reduction.  Adoption of our products in the industrial end-market is driven by the needs of customers to advance semiconductor and microelectronics industry roadmaps, including those that support cloud data center and AI/ML infrastructure, and by Industry 4.0/5.0 trends, including increasing manufacturing precision and flexibility and reducing waste and environmental impact. Demand for our products in the industrial end-market is driven by end-customer investments in manufacturing capacity. In the consumer end-market, our laser light sources are integrated into our customers’ 3D sensing cameras, which are used in mobile devices and other consumer electronics devices to enable applications including biometric identification, computational photography and virtual and augmented reality. In the automotive end-market, our lasers are used in our customers’ LiDAR and other optical sensor devices, which are being used in advanced driver assistance systems (“ADAS”) and in-cabin driver and occupant monitoring systems.

Starting in July 2025, we implemented a re-organization, and we are now managed as a single, integrated enterprise, with a unified management team overseeing operations across the entire company, rather than through discrete operating segments. We disaggregate revenue by type of product, which are Components and Systems, and by geography. A Components product is defined as one of the individual building blocks that goes into creating a larger solution. It is typically not a complete product on its own but rather a specialized element that enables system functionality. This includes semiconductor laser chips, laser sub-assemblies, line subsystems and wavelength management systems. These are supplied to customers who then integrate them into their own full system solutions. Components represent foundational parts that support or enable that system’s operation and include a comprehensive portfolio of optical and photonic chips, components, laser light sources that are integrated into smartphones, subsystems supplied to cloud data center operators, AI/ML infrastructure providers, and network equipment manufacturer customers who are building cloud data center and network infrastructures. A Systems product is defined as a complete, stand-alone product that delivers full functionality to the end customer. It is typically self-contained and ready to operate within a customer’s network or application environment. This includes optical modules, optical circuit switches, and industrial lasers such as short-pulse solid-state lasers and kilowatt-class fiber lasers. These products integrate multiple technologies and subsystems into a finished solution that directly addresses a customer’s needs. A system represents the end-product that can be deployed and used independently.

Lumentum has a global footprint that enables us to address global market opportunities for our products. Lumentum has manufacturing capabilities and facilities in North America, South America, Asia-Pacific, and Europe, with employees engaged in research and development, administration, manufacturing, support and sales and marketing activities. For more information, please refer to Lumentum’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 19, 2025.

This Report has been prepared in accordance with the requirements of Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. This Report relates to the process undertaken by Lumentum to exercise due diligence on the source and chain of custody of cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, the “Conflict Minerals”) contained in Lumentum products that were manufactured, or contracted to be manufactured, during the calendar year 2025. Third-party products that Lumentum sells but that it does not manufacture or contract to manufacture are outside the scope of this Report. This Report can be found on our website at www.lumentum.com/investors.

Executive Summary

Lumentum reviewed its supplier base to determine which suppliers were supplying Lumentum with parts or materials that were necessary to the functionality or production of the products we manufactured in calendar year 2025 and contained Conflict Minerals. We then contacted these identified suppliers to complete the Conflict Minerals Reporting Template (‘CMRT”) as part of our reasonable country of origin inquiry (“RCOI”). In connection with the CMRT, these suppliers generally provided us with a list of smelter or refiner names (collectively, “smelters”) that may have provided the Conflict Minerals in the parts or materials provided to us. We do not have a direct contractual or business relationship with these smelters, thus we worked closely with our suppliers-in-scope for our RCOI process. Through the RCOI process, 321 unique smelter entities were identified. Of these 321 smelters, 40 were identified as sourcing (or there was a reason to believe they may be sourcing) from the Democratic Republic of Congo (the “DRC”) or surrounding countries (collectively, the “Covered Countries”). Lumentum’s due diligence review indicates that 31 of the 40 smelters were found to be conformant to a Responsible Minerals Assurance Process (RMAP) as of December 31, 2025. The remaining 9 smelters sourcing from the Covered Countries were reported by a single supplier and were subject to Lumentum’s risk mitigation process described below.

Design of Due Diligence

Lumentum designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”). The OECD Guidance sets forth five steps for supply chain due diligence. There is significant overlap between our reasonable country of origin inquiry (“RCOI”) efforts and our due diligence measures performed, both of which are described below.

Management Systems

Lumentum has established a management system for Conflict Minerals. This included the creation of a Conflict Minerals Team comprised of senior leaders from functional areas of Lumentum impacted by Conflict Minerals. This team was created to support supply chain due diligence and the implementation and monitoring of an effective Conflict Minerals program. We have a grievance mechanism through which our employees and suppliers can report a violation of our policies and maintain an e-mail address conflictminerals@lumentum.com for suppliers and employees to report violations, ask questions and voice concerns. We established a system of controls over our mineral supply chain, including the RCOI and due diligence procedures described below. All relevant Conflict Minerals data is kept in our internal database system.

Reasonable Country of Origin Inquiry

Lumentum conducted a RCOI that was designed to include all suppliers and original manufacturers that supplied parts or materials that contained Conflict Minerals and were necessary to the functionality or production of the products we manufactured in calendar year 2025. We conducted the RCOI in accordance with the due diligence processes. As part of our RCOI, we contacted approximately 272 in-scope suppliers, representing those most relevant based on spend. Each direct supplier was asked to provide Conflict Minerals data in the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Greater than 90% of these suppliers responded. Non-responsive suppliers and suppliers with inadequate responses were contacted multiple times. After this RCOI review, 321 smelters were identified as Conflict Minerals smelters consistent with the smelter definitions agreed upon by industry and the audit protocols published by the RMI. After performing a risk assessment on each of the 321 smelters regarding their responses, 40 smelters either confirmed that they are sourcing Conflict Minerals from the Covered Countries, or there was reason to believe they source Conflict Minerals from the Covered Countries. This assessment was based on information directly from the suppliers as well as other public information available at the time. In accordance with the Rule, Lumentum is required to exercise due diligence on the Conflict Minerals’ source and chain of custody and to follow a nationally or internationally recognized due diligence framework.

Conflict Minerals Policy

Lumentum’s Conflict Minerals Policy is publicly available on our website at: https://www.lumentum.com/en/company/sustainability/our-business.

Risk Assessment and Response

Lumentum’s risk assessment plan was designed to define, identify, mitigate, and manage risks. Risks that arise are reported to the designated member of senior management. As described above under Reasonable Country of Origin Inquiry, Lumentum identified the smelters in its supply and performed a risk assessment for 321 smelters. 40 smelters either confirmed that they are sourcing Conflict Minerals from the Covered Countries, or there was reason to believe they source Conflict Minerals from the Covered Countries. This assessment was based on information obtained directly from the smelters as well as other public information available at the time. Lumentum then compared the identified smelter list to the list provided by the RMI and for smelters that were not identified as RMAP conformant, Lumentum conducted risk mitigation. 229 of 321 identified smelters (greater than 70%) were RMAP conformant or actively engaged in the RMAP audit process. These smelters were also reviewed against publicly available information to determine if there was any reason to believe that they directly or indirectly finance or benefit armed groups in the Covered Countries.

Due Diligence Results and Ongoing Risk Mitigation Efforts

Smelters

Of the 40 smelters that either confirmed they source Conflict Minerals from the Covered Countries or Lumentum has reason to believe source Conflict Minerals from the Covered Countries, 31 smelters were found to be RMAP conformant and 9 smelters (Al Etihad Gold Refinery DMCC, Augmont Enterprises Private Limited, Dijllah Gold Refinery FZC, Emirates Gold DMCC, Fidelity Printers and Refiners Ltd., Fujairah Gold FZC, International Precious Metal Refiners, SAM Precious Metals FZ-LLC, Shirpur Gold Refinery Ltd.) were not RMAP Conformant at the end of 2025. Accordingly, Lumentum is continuing its risk mitigation efforts in accordance with the OECD Due Diligence Guidance, including engagement with the sole supplier that has reported these 9 smelters in its CMRT, to determine whether these smelters are actually used in the manufacture of products procured by Lumentum. A complete list of the identified smelters likely used in our supply chain is provided in Annex A hereto.

Steps to be Taken to Mitigate Risk

Lumentum is committed to continuous improvement in our due diligence process to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries. As part of our efforts to mitigate this risk, new or renewed supplier contracts require suppliers to provide information that will allow us to evaluate their Conflict Minerals status. Additionally, we are continuing to engage with and educate our suppliers to increase supplier response rates and improve the timeliness, accuracy and comprehensiveness of the supplier survey responses we receive. We are also continuing to work with our suppliers to encourage them to source from certified smelters when sourcing material from the Covered Countries.

Given that we are a downstream company, many steps removed from the mining or processing of 3TG, and that we do not purchase raw ore or refined 3TG, Lumentum relies on independent third-party audits of smelters and refiners. Lumentum supports such independent third-party audits, including those conducted by the RMAP, through our financial support for the RMI. Lumentum also actively supports the goal of increasing smelter and refiner participation in the RMAP through our participation in the RMI and direct outreach to those smelters and encourage them to participate in the RMAP.

Additional Risk Factors

The statements included in this Conflict Minerals Report are based on the RCOI process and due diligence performed in good faith by Lumentum. These statements are based on the information available at the time. A number of factors could introduce errors or otherwise affect our determinations regarding the status of our supply chain with respect to Conflict Minerals. These factors include, but are not limited to: (i) gaps in supplier or smelter data, (ii) errors or omissions by suppliers or smelters, (iii) uncertainty or varied interpretations of the disclosure requirements described in the SEC final rules, (iv) all instances of conflict minerals necessary to the functionality or manufacturing of our products may not have been reported correctly by our suppliers, (v) many suppliers and smelters are unfamiliar with the diligence process and information required to be provided due to this new regulation, which could lead to inaccurate responses, (vi) timeliness of data received from our suppliers, (vii) information that is in the public domain may not be discovered despite having conducted a reasonable search, (viii) there may be errors in publicly available information, (ix) language barriers or errors in translation could lead to inaccurate information, (x) there could be oversights or errors in smelter audits, (xi) materials sourced from the Covered Countries could inaccurately be declared secondary materials, (xii) illegally tagged Conflict Minerals could be introduced into our supply chain without our knowledge or the knowledge of our suppliers, (xiii) difficulties obtaining information from companies that are no longer in business and (xiv) smuggling of Conflict Minerals outside the Covered Countries may make identification of their origin more difficult. This Specialized Disclosure Report on Form SD contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any plans or intentions to improve the number and quality of supplier and smelter response rates and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, Lumentum’s actions and the results of those actions may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to Conflict Minerals; (b) the ability of our direct suppliers and smelters to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward-looking statements are made as of the date hereof and the Lumentum assumes no obligation to update such statements.

Annex A

Smelters and Refineries

Below is a list of the smelters reported to Lumentum as likely in Lumentum’s supply chain as of December 31, 2025.

Metal	Smelter Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Agosi AG
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG, Hamburg
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Mineral AB (Ronnskar)
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	Glencore Canada Corporation - CCR Refinery
Gold	Cendres + Metaux S.A.
Gold	Yunnan Copper Southwest Copper Branch
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	DSC (Do Sung Corporation)
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	LT Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JX Advanced Metals Corporation
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc Ltd
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.

Gold	Kyrgyzaltyn JSC
Gold	LS MnM Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	MKS PAMP SA
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry
Gold	Torecom
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Gold Corporation - The Perth Mint
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Gold Smelting Co. Ltd.
Gold	Morris and Watson

Gold	SAFINA A.S.
Gold	Umicore Precious Metals Thailand
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Fidelity Printers and Refiners Ltd.
Gold	Singway Technology Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Emirates Gold DMCC
Gold	International Precious Metal Refiners
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Fujairah Gold FZC
Gold	Shirpur Gold Refinery Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Marsam Metals
Gold	TOO Tau-Ken-Altyn
Gold	Abington Reldan Metals, LLC
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Albino Mountinho Lda.
Gold	SAAMP
Gold	L'Orfebre S.A.
Gold	8853 S.p.A.
Gold	Italpreziosi
Gold	WIELAND Edelmetalle GmbH
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.
Gold	AU Traders and Refiners
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Modeltech Sdn Bhd
Gold	Bangalore Refinery
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Pease & Curren
Gold	JALAN & Company
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	ABC Refinery Pty Ltd.
Gold	Safimet S.p.A
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Gold Coast Refinery
Gold	NH Recytech Company
Gold	QG Refining, LLC
Gold	Dijllah Gold Refinery FZC
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant

Gold	Augmont Enterprises Private Limited
Gold	Kundan Care Products Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	K.A. Rasmussen
Gold	Alexy Metals
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	WEEEREFINING
Gold	Gold by Gold Colombia
Gold	Dongwu Gold Group
Gold	SAM Precious Metals FZ-LLC
Gold	Coimpa Industrial LTDA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	GG Refinery Ltd.
Gold	Impala Platinum - Base Metal Refinery (BMR)
Gold	Impala Platinum - Rustenburg Smelter
Gold	SOLEIL METALS (Chala One Plant)
Gold	SOLEIL METALS (YAKARI Plant)
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Elite Industech Co., Ltd.
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	JX Advanced Metals Corporation
Tantalum	AMG Brasil
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Kinzoku Company, Limited
Tantalum	NPM Silmet AS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	QuantumClean
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	FIR Metals & Resource Ltd.

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	QSIL Metals Hermsdorf GmbH
Tantalum	Materion Newton Inc.
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Global Advanced Metals Boyertown
Tantalum	Global Advanced Metals Aizu
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.
Tantalum	PowerX Ltd.
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	PT Aries Kencana Sejahtera
Tin	PT Premium Tin Indonesia
Tin	Dongguan Best Alloys Co., Ltd.
Tin	Dowa
Tin	Empresa Metallurgica Vinto
Tin	Estanho de Rondonia S.A.
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Jean Goldschmidt International (JGI Hydrometal)
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	China Tin Group Co., Ltd.
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Operaciones Metalurgicas S.A.
Tin	PT Artha Cipta Langgeng
Tin	PT Mitra Stania Prima
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa

Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	CV Venus Inti Perkasa
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Melt Metais e Ligas S.A.
Tin	PT ATD Makmur Mandiri Jaya
Tin	O.M. Manufacturing Philippines, Inc.
Tin	CV Ayi Jaya
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	PT Rajehan Ariq
Tin	PT Cipta Persada Mulia
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Resind Industria e Comercio Ltda.
Tin	Super Ligas
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	PT Bangka Prima Tin
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Modeltech Sdn Bhd
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Tin Technology & Refining
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	PT Masbro Alam Stania
Tin	Luna Smelter, Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	PT Mitra Sukses Globalindo
Tin	TRATHO Metal Quimica
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies EMEA, S.L.U.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	Mining Minerals Resources SARL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.

Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Woodcross Smelting Company Limited
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	PT Arsed Indonesia
Tin	P Kay Metal, Inc
Tungsten	A.L.M.T. Corp.
Tungsten	Kennametal Huntsville
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Masan High-Tech Materials
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Plansee Composite Materials GmbH
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Tungsten	S.P.T. spol.s r.o.
Tungsten	Tungamoy Metals Inc.
40 of the smelters above declared to be sourcing, or there was reason to believe they may be sourcing, from the Covered Countries. Under the Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries and there is no requirement to identify the specific Covered Country by smelter. Given the limitation on the specificity of the smelters’ disclosures, the Covered Countries potentially associated with the reported smelters, based on the available information, were the DRC, Rwanda, Burundi, Tanzania, and Uganda.